EXHIBIT 10.3

                        SUPPLEMENTAL RETIREMENT AGREEMENT

      THIS AGREEMENT is entered into as of December 29, 2005 by and between Minden Building and Loan Association (hereinafter referred to as the "Association" or "Employer") and A. David Evans (the "Executive"), effective as of July 1, 2005.

                                    PREAMBLE

      The Association has adopted this Supplemental Retirement Agreement on behalf of the Executive (the "Plan") with the intention that (a) the Plan shall at all times be characterized as a "top hat" plan of deferred compensation maintained for a select group of management or highly compensated employees, as described under ERISA Sections 201(2), 301(a)(3) and 401(a)(1), and the Plan shall at all times satisfy Section 409A of the Internal Revenue Code of 1986, as amended, and as recently enacted under the American Jobs Creation Act of 2004. The provisions of the Plan shall be construed to effectuate such intentions. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                   WITNESSETH:

      WHEREAS, the Association has established and maintains a Supplemental Retirement Agreement, dated as of October 2002, on behalf of the Executive (the "Prior Plan");

      WHEREAS, the Association and the Executive desire to terminate the Prior Plan and instead adopt this Plan, it being understood that no benefits shall be payable under the Prior Plan;

      WHEREAS, the Executive is currently the President and Chief Executive Officer of the Association; and

      WHEREAS,   to  induce  the  Executive  to  continue  in  its  employ,  the
Association is willing to supplement the benefits payable to the Executive under the Association's 401(k) retirement plan;

      NOW, THEREFORE, the Prior Plan shall be terminated and no benefits shall be payable under the Prior Plan and in consideration of the premises and the mutual promises of the parties hereto, the parties hereby agree as follows:

      1. Retirement Benefit. If the Executive remains in the employ of the Employer to age seventy (70), the Executive shall be entitled to receive from the Employer, upon retirement, an annual supplemental retirement benefit equal to $36,000 (the "Supplemental Retirement Benefit"), payable in equal monthly installments of $3,000 for ten (10) years.

      2. Disability or Death.

            (a) In the event that the Executive becomes disabled while in the employ of the Employer, the Executive shall be entitled to receive the Supplemental Retirement Benefit payable in equal monthly installments beginning with the first day of the month coinciding with or next following the disability of the Executive and continuing thereafter for a period of ten (10) years. For purposes hereof, disability shall mean the Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Association. The determination of the Board of Directors of the Association as to Disability shall be binding on a Participant. Nothing contained in this Agreement shall limit or affect the Executive's right to the continuation of his salary during any waiting period imposed by a disability plan.

            (b) In the event that the Executive commences to receive Supplemental Retirement Benefits under this Agreement and dies prior to the receipt of ten (10) years of such benefits, the remainder of the Supplemental Retirement Benefits shall be payable until the expiration of such term to the beneficiary(ies) designated by the Executive. In the event the Executive dies while employed by the Employer whether before or after age seventy (70), the beneficiary(ies) designated by the Executive shall receive the Supplemental Retirement Benefit payable in equal monthly installments beginning with the first day of the month next following Executive's death.

      3. Termination of Employment.

            (a) In the event that the Executive's employment with the Employer is terminated, other than for Cause (as defined herein), following a "Change in Control" of the Employer, the Executive shall receive the Supplemental Retirement Benefit set forth in Section 1 hereof beginning with the first day of the month coinciding with or next following the termination of employment and continuing thereafter for a period of ten (10) years. For purposes of this Agreement, a "Change in Control" will have the meaning provided under Section 409A of the Code, as amended from time to time, and any Internal Revenue Service guidance, including Notice 2005-1, and the regulations issued in connection with
Section 409A of the Code; provided, however, that a "second-step" conversion of Minden Mutual Holding Company to stock form shall not be deemed to be a change in control.

            (b) In the event that the Executive's employment with the Employer is terminated for Cause the Executive shall not be entitled to receive any Supplemental Retirement Benefits under this Agreement. For purposes of this Agreement, termination of the Executive's employment for Cause shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Association.

      4. Designation of Beneficiary. The Executive may from time to time, by providing a written notification to the Employer, designate any person or persons (who may be designated concurrently, contingently or successively), his estate or any trust or trusts created by him to receive benefits which are payable under this Agreement. Each beneficiary designation shall revoke all prior designations and will be effective only when filed in writing with the Employer's Human Resource Committee, or any successor thereto (the "Committee"). If the Executive fails to designate a beneficiary or if a beneficiary dies before the date of the Executive's death and no contingent beneficiary has been designated, then the benefits which are payable as aforesaid shall be paid to his estate. If benefits commence to be paid to a beneficiary and such beneficiary dies before all benefits to which such beneficiary is entitled have been paid, the remaining benefits shall be paid to the successive beneficiary or beneficiaries designated by the Executive, if any, and if none to the estate of such beneficiary. In the event payment is to be made to the estate of the Executive or the estate of a designated beneficiary, the Association will make the payment in a lump sum using a discount rate equal to 5% rate of interest.

      5. Claims Procedure. The Executive or his designated beneficiary or beneficiaries may make a claim for benefits under this Agreement by filing a written request with the Committee. If a claim is wholly or partially denied, the Committee shall furnish the claimant with written notice setting forth in a manner calculated to be understood by the claimant;

            (a) the specific reason or reasons for the denial;

            (b) specific reference to the pertinent provisions of this Agreement on which the denial is based;

            (c)  a  description  of  any  additional   material  or  information
necessary for the claimant to perfect his claim and an explanation why such material or information is necessary; and

            (d) appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

      Such notice shall be furnished to the claimant within ninety (90) days after the receipt of his claim, unless special circumstances require an extension of time for processing his claim. If an extension of time for processing is required, the Committee shall, prior to the termination of the initial ninety (90) day period, furnish the claimant with written notice indicating the special circumstances requiring an extension and the date by which the Committee expects to render its decision. In no event shall an extension exceed a period of ninety (90) days from the end of the initial ninety
(90) day period.

      A claimant may request the Committee to review a denied claim. Such request shall be in writing and must be delivered to the Committee within sixty
(60) days after receipt by the claimant of written notification of denial of claim. A claimant or his duly authorized representative may;

      (a) review pertinent documents, and

      (b) submit issues and comments in writing.

      The Committee shall notify the claimant of its decision on review not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension must be furnished to the claimant prior to the commencement of the extension. The Committee's decision on the review shall be in writing and shall include specific reasons for the decision, as well as specific references to the pertinent provisions of this Agreement on which the decision is based.

      6. Unsecured Promise. Nothing contained in this Agreement shall create or require the Employer to create a trust of any kind to fund the benefits payable hereunder. To the extent that the Executive or any other person acquires a right to receive payments from the Employer, such right shall be no greater than the right of any unsecured general creditor of the Employer.

      7. Assignment. The right of the Executive or any other person to the payment of benefits under this Agreement shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized by the Employer.

      8. Employment. Nothing contained herein shall be construed to grant the Executive the right to be retained in the employ of the Employer or any other rights or interests other than those specifically set forth.

      9. Amendment. This Agreement shall be binding upon and inure to the benefit of the Employer and the Executive. Notwithstanding anything in the Plan to the contrary, the Board of Directors of the Association may amend in good faith any terms of the Plan, including retroactively, in order to comply with
Section 409A of the Code.

      10. Successors. This Agreement shall be binding upon and inure to the benefit of the Employer, it successors and assigns and the Executive and his heirs, executors, administrators, and legal representatives.

      11. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Louisiana.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                                  Minden Building and Loan Association


By: /s/ Michael P. Burton            By: /s/ Dare Lott
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                                              Member of the Board of Directors


                                     By: /s/ A. David Evans
                                         ---------------------------------------
                                             A. David Evans